Contact:  Diana Burton
          732-767-2255


                                                           For Immediate Release


         U.S. INDUSTRIES SPIN-OFF OF LIGHTING DIVISION TO BE TAX-FREE TO
                                  SHAREHOLDERS

ISELIN, NJ, December 19, 2000 - U.S. Industries, Inc., (NYSE-USI) announced today that its previously announced spin-off of its lighting and industrial tools businesses, to be named LCA Group Inc., is now expected to be completed on a non-taxable basis to USI and its shareholders. The company currently expects the spin-off to take place in January 2001.

The Company previously anticipated that the spin-off would be a taxable event.

U.S. Industries owns several major businesses selling branded, consumer-oriented building products to leading home centers and mass merchants. These brands include Jacuzzi, Ames/True Temper, Sundance Spas, and Zurn, among others.


Disclosure Concerning Forward-Looking Statements
------------------------------------------------
Any forward-looking statements made in this release represent management's best judgment as to what may occur in the future. Various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including some factors which will be outside of the control of the Company, such as consumer spending patterns, availability of consumer credit, interest rates, currency exchange rates, inflation rates, the level of residential and commercial construction, and the cost of raw materials, along with other specific factors with respect to the Company's businesses as set forth in the Company's reports and other documents filed with the Securities and Exchange Commission.